UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 20, 2007

CAREADVANTAGE, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-26168	52-1849794
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

485-C Route 1 South
Iselin, New Jersey 08830
(732) 362-5000
(Address, including zip code and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On November 20, 2007, CareAdvantage, Inc. (the “Registrant”) entered into a Second Amendment to Employment Agreement (the “Amendment”) with Dennis J. Mouras, the President and Chief Executive Officer of the Registrant, which amends the Employment Agreement between the Registrant and Mr. Mouras dated as of October 25, 2000, as amended by the First Amendment to Employment Agreement, dated November 11, 2005. The Amendment is effective immediately and increases the annual salary payable to Mr. Mouras to $400,000 per year. Mr. Mouras previously had an annual salary of $285,000 that has remained unchanged since he first assumed the duties as President in October 2000.

The Amendment is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1
Second Amendment to Employment Agreement between the Registrant and Dennis J. Mouras dated November 20, 2007, amending Employment Agreement dated October 25, 2000, as amended by the First Amendment to Employment Agreement, dated November 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREADVANTAGE, INC.

Date: November 26, 2007	By:	/s/ Dennis J. Mouras
Dennis J. Mouras, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amendment to Employment Agreement between the Registrant and Dennis J. Mouras dated November 20, 2007, amending Employment Agreement dated October 25, 2000, as amended by the First Amendment to Employment Agreement, dated November 11, 2005.